Strategic Partners Style Specific Funds
For the annual period ended 7/31/06
File number 811-09439

SUB-ITEM 77D
Policies With Respect to Security Investment


Jennison 20/20 Focus Fund 		Dryden Short-Term Bond Fund, Inc.

Jennison Blend Fund, Inc. 		Dryden Small Cap Core Equity Fund,
						Inc.

Jennison Natural Resources. 		Dryden Tax-Free Money Fund
Fund, Inc

Jennison Small Company Fund, 		Dryden Tax-Managed Funds

Jennison U.S. Emerging Growth 	Dryden Total Return Bond Fund,
Fund, Inc.					Inc.

Jennison Value Fund			MoneyMart Assets, Inc.

Dryden California Municipal Fund 	Prudential Investment Portfolios,
						Inc.

Dryden Global Total Return Fund, 	Prudential World Fund, Inc.
Inc.

Dryden Government Income Fund,.	Nicholas-Applegate Fund, Inc.
Inc.

Dryden Government Securities		Strategic Partners Asset Allocation
Trust						Funds,Inc.

Dryden High Yield Fund, Inc.		Strategic Partners Mutual Funds, Inc.

Dryden Index Series Fund, Inc.	Strategic Partners Opportunity Funds
Dryden Municipal Bond Fund

Dryden Municipal Series Fund		Strategic Partners Real Estate Fund,
						and

Dryden National Municipals. 		Strategic Partners Style Specific
Fund, Inc 					Funds,
Inc.


                 Supplement dated May 24, 2006 to the Prospectus

This supplement amends the Prospectus of each of the funds referenced below and is in addition to any existing supplement to a Fund's
Prospectus.












JennisonDryden Mutual Funds

Jennison 20/20 Focus Fund 		Dryden High Yield Fund

Jennison Blend Fund			Dryden International Equity Fund

Jennison Conservative Growth 		Dryden Large Cap Core Equity Fund
Fund

Jennison Equity Opportunity 		Dryden National Municipals Fund
Fund

Jennison Financial Services 		California Income Series
Fund

Jennison Global Growth Fund		California Series

Jennison Growth Fund			Florida Series

Jennison Health Sciences 		New Jersey Series
Fund

Jennison Natural Resources 		New York Series
Fund

Jennison Select Growth 			Pennsylvania Series
Portfolio

Jennison Small Company 			Dryden Short-Term Corporate Bond
Fund 						Fund

Jennison Technology 			Dryden Small Cap Core Equity Fund
Fund

Jennison U.S. Emerging 			Dryden Stock Index Fund
Growth Fund

Jennison Utility Fund			Dryden Strategic Value Fund

Jennison Value Fund			Dryden Tax-Free Money Fund

JennisonDryden Conservative 		Dryden Total Return Bond Fund
Allocation Fund

JennisonDryden Growth 			Dryden Ultra Short Bond Fund
Allocation Fund

JennisonDryden Moderate 		High Income Series
Allocation Fund

Dryden Active Allocation Fund		Insured Series

Dryden Global Total Return Fund	Money Market Series

Dryden Government Income Fund		MoneyMart Assets



Strategic Partners Mutual Funds

Strategic Partners Balanced Fund	Strategic Partners Managed OTC Fund

Strategic Partners Capital 		Strategic Partners Mid Cap Growth
Growth Fund 				Fund

Strategic Partners Concentrated 	Strategic Partners Mid Cap Value
Growth Fund					Fund

Strategic Partners Conservative 	Strategic Partners Moderate
Allocation Fund 				Allocation Fund

Strategic Partners Core Value 	Strategic Partners Money Market Fund
Fund

Strategic Partners Equity Income 	Strategic Partners New Era Growth
Fund

Strategic Partners Growth 		Strategic Partners Real Estate Fund
Allocation Fund

Strategic Partners High Yield 	Strategic Partners Small Cap Growth
Bond Fund 					Fund


Strategic Partners International 	Strategic Partners Small Cap Value
Growth Fund

Strategic Partners International 	Strategic Partners Technology Fund
Value Fund

Strategic Partners Large Cap Value	Strategic Partners Total Return Bond


Nicholas-Applegate Growth Equity Fund




1. The table captioned "Shareholder Fees" under the caption "Fees and Expenses" is amended by adding the following as the final row in the table:

Shareholder Fees (paid directly from your investment)

Small balance account fee beginning on or about November 17, 2006

Class A   Class B   Class C   Class R   Class Z   Class I   Class Y

$15        $15       $15       None      None      None       $15


2. A new second note is added to the "Notes to Fees and Expenses
Table,"as follows:

   Beginning on or about November 17, 2006, if the value of your account is less than $2,500, the Fund will deduct a $15 annual small balance account fee from your account. The small balance account fee will also be charged on accounts invested in Class L, M or X shares (these share classes are currently not offered for sale). Thereafter, beginning in 2007, the $15 annual small balance account fee will be assessed during the 4th calendar quarter of each year. Any applicable CDSC on the shares redeemed to pay the $15 small balance account fee will be waived. The $15 small balance account fee will not be charged on: (i) accounts during the first six months from inception of the account, (ii) omnibus accounts, (iii) institutional accounts, (iv) group retirement plans, and (v) Automatic Investment Plan ("AIP") accounts or employee savings plan accounts.
For more information, see "Purchase, Redemption and Pricing of Fund Shares -Small Balance Account Fee" in the Statement of Additional Information.


3. The table under the caption "Share Class Comparison" is amended by deleting the columns headed Class A, Class B and Class C, and replacing them with the following:


					Class A	Class B	  Class C
Minimum purchase amount 	$1,000	$1,000$	  $2,500

Minimum purchase amount 	$2,500	$2,500	  $2,500
beginning on or about
November 17, 2006

Minimum amount for 		$100		$100		  $100
subsequent purchases

Maximum initial sales 		5.5% of 	None		  None
charge				the public
					offering
					price


Contingent Deferred 		1% (on	5% (Year 1)
Sales Charge (CDSC) 		investments	4% (Year 2)
(as a percentage of 		of $1 	3% (Year 3)
the lower of original 		million	2% (Year 4)
purchase price or sale 		or more 	1% (Year 5/6)  1% (year 1)
proceeds)				redeemed	0% (Year 7)
					within 1
					year)


Annual distribution 		.30 of 1%
and service (12b-1) 		(.25 of 1%
fees (shown as a 			currently)	1%		   1%
percentage of average
daily net assets)

3. The first note under the caption "Notes to Share Class
Comparison Table" is deleted and replaced with the following:

  The minimum initial and subsequent investment requirements do not apply to employee savings plan accounts or payroll deduction plan accounts.
The minimum initial and subsequent investment for purchases made through
the Automatic Investment Plan ("AIP") is $50.   Effective on or about
November 17, 2006: (i) the minimum initial investment for retirement accounts and custodial accounts for minors is $1,000, and (ii) subsequent investments through newly-established AIP accounts must be at least
$1,200 annually.   Prior thereto, the minimum investment requirements do
not apply to certain retirement and custodial accounts for minors.
For more information, see "Additional Shareholder Services."

5. The second and third notes under the caption "Notes to Share Class Comparison Table" are deleted and replaced with the following:

  Beginning on or about November 17, 2006, if the value of your Class A, Class B, Class C or Class Y account is less than $2,500, the Fund will deduct a $15 annual small balance account fee from your account. Thereafter, beginning in 2007, the $15 annual small balance account fee
will be assessed during the 4th calendar quarter of each year.   Any
applicable CDSC on the shares redeemed to pay the $15 small balance account fee will be waived. The $15 small balance account fee will not be charged on: (i) accounts during the first six months from inception of the account, (ii) omnibus accounts, (iii) institutional accounts, (iv) group retirement plans, and (v) Automatic Investment
Plan ("AIP") accounts or employee savings plan accounts.   For more
information, see "Fees and Expenses" and the table captioned "Shareholder Fees" in this Prospectus, and "Purchase, Redemption and Pricing of Fund Shares - Small Balance Account Fee" in the Statement of Additional Information.

For more information about the CDSC and how it is calculated, see "How to Sell Your Shares -- Contingent Deferred Sales Charge (CDSC)."

Investors who purchase $1 million or more of Class A shares and sell these shares within 12 months of purchase are subject to a 1% CDSC, although they are not subject to an initial sales charge. The CDSC is waived for purchases by certain retirement or benefit plans.

6. The following is added immediately following the caption
"Qualifying for Class Z Shares"

Institutional Investors.   Various institutional investors may purchase
Class Z shares, including corporations, banks, governmental entities, municipalities, and IRS section 501 entities, such as foundations and endowments. The minimum initial investment for such investors is $10 million. Institutional investors are responsible for indicating their eligibility to purchase Class Z Shares at the time of purchase.

7. The section captioned ?How to Sell Shares - Small Accounts? is deleted and replaced with the following:

Involuntary Redemption of Small Accounts.   Beginning on or about
November 10, 2006, if the value of your account is less than $500 for any reason, we may sell the rest of your shares (without charging
any CDSC) and close your account.   We would do this to minimize the
Fund's expenses paid by other shareholders. The involuntary sale provisions do not apply to Automatic Investment Plan (?AIP?) accounts, employee savings plan accounts, payroll deduction plan accounts, or retirement accounts (such as a 401(k) plan, an IRA or other qualified
or tax-deferred plan or account).   Prior thereto, if you make a sale
that reduces your account value to less than $500, we may sell the rest of your shares (without charging any CDSC) and close your account; this involuntary sale does not apply to shareholders who own their shares as
part of a retirement account.   For more information, see "Purchase,
Redemption and Pricing of Fund Shares - Involuntary Redemption" in the
Statement of Additional Information.   Note that beginning November 17,
2006, if the value of your account is less than $2,500 (with certain exclusions), a $15 annual small balance account fee will be deducted from your account; any applicable CDSC on the shares redeemed to pay the $15 small balance account fee will be waived. For more information, see "Fees and Expenses" and the table captioned "Shareholder Fees" in this Prospectus, and "Purchase, Redemption and Pricing of Fund Shares - Small Balance Account Fee" in the Statement of Additional Information.